UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 14, 2017
BLOX, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53565	20-8530914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 1500, 701 West Georgia St., Vancouver, British Columbia	V7Y 1G5
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(604) 696-4236
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Blox, Inc. (the “Company”) announced a planned roadshow that will travel across three continents and visit at least six major cities.  Commencing in Toronto on August 15th, the roadshow will then visit Vancouver, the home of the Company’s head office.  From there it will travel to London in the UK, Accra in Ghana and finally to Melbourne and Perth in Australia.  The intention is to spread the Company’s message about the rapidly advancing Mansounia Gold Project in Guinea, as well as inform existing and new potential investors about the structure of the Company, the expertise of its Board and management and the plans it has to diversify and expand in the near and medium-term.  The roadshow provides an opportunity to present the Company to the broader investment community, as well as meeting new potential partners and opening discussions with those who have been following the Company’s progress in recent months.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated August 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOX, INC.
/s/ Ronald Renne
Ronald Renne
Chairman
Date: August 14, 2017